Exhibit 99.2

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2013

(Unaudited)

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2013 and December 31, 2012

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$107,436,249	106,357,701
Restricted cash	—	7,016,141
Receivables:
Accounts receivable	54,523,779	53,803,632
Accounts receivable – affiliates	1,215,841	3,763,810
Accrued revenues	95,708,485	63,704,125
Prepaid expenses	6,757,007	15,261,472
Oil inventory	4,393,366	577,174

Total current assets	270,034,727	250,484,055

Oil and gas properties, successful efforts method:
Proved properties	1,700,396,335	1,140,387,363
Unproved properties	281,272,831	76,268,821
Less accumulated depreciation, depletion, amortization, and impairment of proved oil and gas properties	(496,667,220)	(370,967,391)

Net oil and gas properties	1,485,001,946	845,688,793

Other property and equipment	58,723,461	27,056,190
Less accumulated depreciation	(993,614)	—

Net other property and equipment	57,729,847	27,056,190

Deferred financing fees, net of amortization and impairment	3,749,659	4,159,263

Total assets	$1,816,516,179	1,127,388,301

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$3,883,749	5,308,411
Accounts payable – affiliates	102,960,957	62,937,477
Accounts payable – Beal Bank	484,422	662,985
Accrued liabilities	263,891,209	174,412,946

Total current liabilities	371,220,337	243,321,819

Long-term liabilities:
Long-term debt	662,250,000	542,250,000
Asset retirement obligation	3,724,141	2,385,166
Deferred income taxes	13,209,512	7,243,390

Total liabilities	1,050,403,990	795,200,375

Member’s equity	766,112,189	332,187,926

Total liabilities and member’s equity	$1,816,516,179	1,127,388,301

See accompanying notes to consolidated financial statements.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Operations

Nine months ended September 30, 2013 and 2012

(Unaudited)

	2013	2012
Operating revenues:
Oil sales	$564,111,294	474,658,505
Natural gas sales	53,540,744	90,732,130
Natural gas liquids sales	71,028,324	2,453,570
Marketing revenues	18,057,299	61,804,453

Total revenues	706,737,661	629,648,658

Operating expenses:
Production taxes	22,088,565	28,127,122
Lease operating expenses	63,766,163	43,812,699
Marketing expenses	14,815,887	47,843,410
Depreciation, depletion, and amortization	126,798,708	169,349,529
Exploration expenses	2,611,411	51,962,008
General and administrative	32,100,575	30,009,976

Total expenses	262,181,309	371,104,744

Income from operations	444,556,352	258,543,914

Other income and (expenses):
Interest expense	(6,165,967)	(3,123,373)

Total other income and (expenses)	(6,165,967)	(3,123,373)

Income before income taxes	438,390,385	255,420,541
Income tax expense	5,966,122	2,694,200

Net Income	$432,424,263	252,726,341

See accompanying notes to consolidated financial statements.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Member’s Equity

Nine months ended September 30, 2013

(Unaudited)

	Additional paid-in capital	Accumulated income	Total equity
Balance at December 31, 2012	$(156,719,180)	488,907,106	332,187,926
Member contributions	1,500,000	—	1,500,000
Net income	—	432,424,263	432,424,263

Balance at September 30, 2013	$(155,219,180)	921,331,369	766,112,189

See accompanying notes to consolidated financial statements.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Nine months ended September 30, 2013 and 2012

(Unaudited)

	2013	2012
Net income	$432,424,263	252,726,341
Cash flows from operating activities:
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	126,798,708	169,349,529
Exploration expenses	1,168,036	50,441,075
Amortization of deferred financing fees	859,888	849,573
Changes in assets and liabilities:
Accounts receivable	(32,724,507)	3,037,024
Accounts receivable – affiliates	2,547,969	1,433,195
Prepaid expenses	(92,279)	47,545
Oil inventory	(3,816,192)	(1,493,378)
Accounts payable	(1,424,662)	17,669,457
Accounts payable – affiliates	(6,285,132)	(12,096,128)
Accounts payable – Beal Bank	(178,563)	(483,019)
Accrued liabilities	17,648,441	9,868,731
Deferred income taxes	5,966,122	2,694,200

Net cash provided by operating activities	542,892,092	494,044,145

Cash flows from investing activities:
Additions to oil and gas properties	(632,734,834)	(362,825,449)
Purchase of other property and equipment	(37,144,567)	(11,592,149)
Restricted cash	7,016,141	(7,012,538)

Net cash used in investing activities	(662,863,260)	(381,430,136)

Cash flows from financing activities:
Proceeds from long-term debt	120,000,000	88,000,000
Deferred financing fees	(450,284)	(1,958,758)
Member contributions	1,500,000	—
Member distributions	—	(70,000,000)

Net cash provided by financing activities	121,049,716	16,041,242

Net increase in cash	1,078,548	128,655,251
Cash and cash equivalents, at beginning of period	106,357,701	73,865,086

Cash and cash equivalents, at end of period	$107,436,249	202,520,337

See accompanying notes to consolidated financial statements.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

(1)	Organization and Nature of Operations

GeoSouthern Intermediate Holdings, LLC (the Company) is a Delaware limited liability company headquartered in The Woodlands, Texas with subsidiaries engaged in crude oil and natural gas property acquisition, exploration, development, production, and marketing and midstream activities in the onshore United States. The Company’s only assets are its equity interests in four wholly owned, limited liability companies: GeoSouthern DeWitt Properties, LLC (DeWitt), GeoSouthern Lavaca Properties, LLC (Lavaca), GeoSouthern Fayette Properties, LLC (Fayette) and Eagle Ford Field Services, LLC (Field Services). The Company was formed on November 3, 2011.

These financial statements reflect the financial position of the Company as of September 30, 2013 and December 31, 2012, and the results of operations, changes in member’s equity, and cash flows of the Company for the nine month periods ended September 30, 2013 and 2012. The results of operations, changes in member’s equity, and cash flows of DeWitt, Lavaca, Fayette, Field Services and the Company, previously described, together represent the period they were controlled by GeoSouthern Eagle Ford Development, LLC (Eagle Ford) and Eagle Ford’s parent, GeoSouthern Energy Corporation (the Parent). The contributed assets and liabilities of DeWitt, Lavaca, Fayette, and Field Services were recorded by the Company at the Parent’s historical cost as this was a transaction between entities under common control.

On January 7, 2011, the Parent entered into a transaction with affiliates of Blackstone Capital Partners, LP (Blackstone). Under the terms of this transaction (the Blackstone Transaction), Blackstone and the Parent formed Eagle Ford. The Parent owns a controlling interest in Eagle Ford and Blackstone owns a minority interest in Eagle Ford. In consideration for its interest, the Parent transferred all of the equity interest in DeWitt to Eagle Ford and DeWitt became a wholly owned subsidiary of Eagle Ford. In consideration for its interest, Blackstone contributed cash to Eagle Ford. Also in connection with the Blackstone Transaction, the Parent transferred certain leasehold and oil and gas properties located in Lavaca and Fayette Counties, Texas to newly formed, wholly owned subsidiaries of Eagle Ford: Lavaca and Fayette.

In connection with the Revolving Credit Facility (as defined in note 5 – Long-Term Debt) DeWitt, Lavaca and Fayette (the Borrowers) entered into on November 8, 2011, Eagle Ford formed and transferred the equity interest in the Borrowers to the Company on November 3, 2011. The Company is the guarantor of the Borrowers’ obligations under the Revolving Credit Facility and a wholly owned subsidiary of Eagle Ford.

On January 24, 2012, the Parent transferred ownership of Field Services to the Company, and Field Services became a Borrower under the Revolving Credit Facility on February 17, 2012. This transaction is considered to be a transfer between entities under common control.

The Company, together with its wholly owned subsidiaries, seeks to build member’s equity through profitable growth in reserves, production and midstream projects, which management expects will include investing in and profitably exploiting existing development programs and acreage positions as well as growth through exploration and acquisitions. Substantially all of the Company’s revenues are generated through the sale of oil and natural gas production. The Company’s oil and gas assets are focused in the liquids-rich portion of the Eagle Ford Shale play in South Texas.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

(a)	DeWitt

DeWitt holds leases located in the Black Hawk Field covering portions of DeWitt, Karnes, and Gonzales Counties, Texas. Petrohawk Operating Company (Petrohawk) is the operator during the drilling and completion phase, and the Parent is the operator after the wells are placed on production.

(b)	Lavaca

Lavaca holds leases in Lavaca County, Texas. The Parent is the operator of drilling, completion, and production across the majority of Lavaca’s acreage. Lavaca has an area of mutual interest covering portions of its acreage with Penn Virginia Corporation (PVA), and PVA operates certain wells therein.

(c)	Fayette

Fayette holds leases in Fayette County, Texas. These leaseholds consist entirely of unproved properties. As of September 30, 2013 and 2012, Fayette had no revenues from its oil and gas operations, therefore, its activities are considered to be those of a development stage enterprise.

(d)	Field Services

Field Services provides crude oil marketing and midstream services to both affiliated companies and third parties. Field Services owns and operates a permanent crude oil terminal and barge loading facility at the Port of Victoria. At September 30, 2013, Field Services was in the process of acquiring right-of-ways for a crude oil pipeline.

The Company’s current and future revenues, profitability, and cash flows depend on, among other things, its subsidiaries’ ability to find, acquire, develop, and produce oil and gas properties and provide crude oil marketing and midstream services at a reasonable cost. Since inception, the Company has relied on net cash flow from oil and gas production and other funding in the form of equity contributions from its sole member and long-term debt, to acquire, explore, develop, produce, and market production from oil and gas properties and to pay general company operating expenses.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Company presents its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less to be cash equivalents. The Company maintains cash balances in deposit accounts with major financial institutions, which at times exceed federally insured limits. Deposits in the United States of America are guaranteed by the Federal Deposit Insurance Corporation (FDIC). The Company monitors the financial condition of the financial institutions in which it maintains such deposits and has experienced no losses associated with these accounts.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

(c)	Restricted Cash

Restricted cash of $7.0 million on the consolidated balance sheet at December 31, 2012 represents cash the Company has deposited into a separate account in accordance with the terms of a Standby Letter of Credit in connection with constructing the permanent crude oil terminal and barge loading facility at the Port of Victoria. The restriction expired on January 27, 2013.

(d)	Accounts Receivable

Trade accounts receivables are recorded at the invoiced amount and do not bear interest. The Company sells crude oil, natural gas, and natural gas liquids. In addition, the Company participates with other parties in the operation of oil and gas properties. Substantially all of the Company’s accounts receivables are due from either purchasers of crude oil, natural gas, and natural gas liquids or participants in oil and gas properties in which the Company has an economic interest.

(e)	Oil Inventory

The Company’s inventory consists of crude oil. Inventory is valued at lower of cost or market, using the average cost method.

(f)	Oil and Gas Properties

The Company applies the successful efforts method of accounting for oil and gas properties. Acquisition costs and costs of drilling exploratory wells are capitalized pending determination of whether proved reserves can be attributed to the field as a result of drilling such exploratory wells. Unproved leasehold costs are transferred to proved oil and gas properties to the extent they are associated with successful exploration activities.

Depreciation, Depletion, and Amortization (DD&A): Costs of drilling, completing, and equipping successful exploratory wells, development wells, costs to construct or acquire facilities and associated asset retirement costs are depreciated on a unit-of-production basis over the remaining life of total estimated proved developed oil and gas reserves by field. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved leaseholds, are depleted on a unit-of-production basis over the remaining life of total estimated proved reserves. DD&A expense for the Company’s oil and natural gas properties was approximately $126.8 million and $169.3 million for the nine months ended September 30, 2013 and 2012, respectively.

Proved Property Impairment: The Company reviews its oil and gas properties for impairment when events and circumstances indicate a significant decline in the recoverability of the carrying value of such properties. The Company estimates the undiscounted future cash flows expected in connection with the property and compares such undiscounted future cash flows to the carrying value of the property to determine if the carrying amount is recoverable. If the carrying amount of the property exceeds its estimated undiscounted future cash flows, the carrying amount of the property is reduced

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

to its estimated fair value. The factors used to determine fair value are subject to management’s judgment and expertise and include, but are not limited to, the present value of future cash flows, net of estimated operating and development costs using estimates of proved reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and a discount rate commensurate with risk and current market conditions associated with realizing the expected cash flows projected.

Exploration Expenses: Under successful efforts, exploratory, geological and geophysical costs, delay rentals, and amortization and impairment of unproved leasehold costs are charged to exploration expenses as incurred. If management determines that commercial quantities of hydrocarbons have not been discovered, capitalized costs associated with exploratory wells are charged to exploration expenses. Acquisition costs of unproved leaseholds are assessed for impairment, on a group basis, during the holding period. This impairment will generally be based on the Company’s future development plans. See note 4 – Exploration Expenses for additional information.

(g)	Other Property and Equipment

Other property and equipment includes the permanent crude oil terminal and barge loading facility located at the Port of Victoria which was in progress at December 31, 2012 and operational as of March 2013. This facility is depreciated on the straight-line method over its estimated useful life.

Linefill and tank bottoms of $1.8 million are also included in other property and equipment as of September 30, 2013. The Port of Victoria terminal requires a minimum volume of product in the facility in order to operate which are generally not available to be withdrawn from the facility and are therefore recorded at historical cost and are not depreciated.

Costs associated with the crude oil pipeline in progress as of September 30, 2013 are also included in other property and equipment.

(h)	Capitalized Interest

The Company capitalizes its interest costs related to financing arrangements for which the primary use of proceeds is to fund activities that are necessary to prepare the Company’s oil and gas assets for their intended use and to fund the construction of midstream capital projects. Once the oil and gas assets are placed into production or the midstream capital projects are placed into operation, the capitalized costs of that property are considered to be contributory to the earnings activities of the Company and no longer qualify for interest capitalization. Capitalized interest is attached to the qualifying costs on which the interest was computed and is amortized or tested for impairment in the same manner as those costs. The Company incurred $12.4 million and $4.7 million of interest charges of which $7.1 million and $2.4 million were capitalized to oil and gas properties or other property and equipment in the nine months ended September 30, 2013 and 2012, respectively. Cash paid for interest in the nine months ended September 30, 2013 and 2012 were $12.4 million and $5.7 million, respectively.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

(i)	Asset Retirement Obligations

The Company recognizes the present value of estimated future plugging, site restoration, and abandonment costs of its oil and gas properties in both assets and liabilities. The fair value of the liability for an asset retirement obligation (ARO) is recognized in the period in which the legal obligation to retire an asset is incurred.

The Company determines the ARO by calculating the present value of estimated cash flows related to the liability. Estimating the future ARO requires management to make estimates, assumptions, and judgments regarding such factors as plugging and abandonment amounts, timing of settlements, the credit-adjusted risk-free rate to be used and inflation rates. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the ARO is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset. There are no assets legally restricted for the purpose of settling AROs. See note 3 – Asset Retirement Obligations for additional information.

(j)	Other Long-Term Assets

Other long-term assets consist of deferred financing fees, net of amortization and impairment. Costs incurred in connection with obtaining debt financing are capitalized and amortized to interest expense using the straight-line method over the term of the applicable credit facility. Amortization expense was $0.9 million and $0.8 million for the nine months ended September 30, 2013 and 2012, respectively. An impairment of $1.8 million of deferred financing fees in relation to the borrowing base redeterminations was recorded in the year ended December 31, 2012. See note 5 – Long-Term Debt for additional information.

(k)	Income Taxes

The Company is a limited liability company and is wholly owned by a single member. As such, the Company is considered a disregarded entity for federal income tax purposes and does not file a federal income tax return. The Company’s items of income, loss, and deduction are reported on the federal income tax return of its wholly owned regarded member. The Company is treated as a partnership for state income tax purposes. The Company’s assets are 100% located in the state of Texas, and therefore, the Company is only subject to Texas Margin Tax. See note 6 – Income Taxes for additional information.

(l)	Revenue Recognition

The Company records revenues from the sales of crude oil, natural gas and natural gas liquids (NGLs) when the product is delivered at a fixed or determinable price, title has transferred and collectability is reasonably assured. The Company has elected the sales method to account for natural gas production imbalances. In accordance with the sales method, a liability is recorded by a party when remaining reserves are insufficient to offset the imbalance. The Company did not have any significant imbalance positions at September 30, 2013 or December 31, 2012. Sales of crude oil and natural gas generally occur at the wellhead or central gathering facility. When sales of oil and gas occur at locations other than the wellhead, the Company accounts for costs incurred to transport production volumes to the delivery point as lease operating expenses.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

Field Services engages in the purchase of crude oil from the Parent and certain third parties and markets the product to independent purchasers. Marketing revenues are recognized when the product has been delivered to a custody transfer point at a fixed or determinable sales price, title has transferred, and the collection of revenue from the sale is reasonably assured. For the nine months ended September 30, 2013 and 2012, respectively, the Company recorded gross revenue of $445.8 million and $1,078.0 million and cost of sales of $427.7 million and $1,016.2 million resulting in net marketing revenue of $18.1 million and $61.8 million as reported in the consolidated statements of operations.

(m)	Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management of the Company to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amount of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ from amounts initially established.

The most significant areas requiring the use of assumptions, judgments, and estimates relate to determining the carrying value of oil and gas properties, volumes of oil and natural gas reserves used in calculating DD&A, the amount of expected future cash flows used in determining possible impairments of proved oil and gas properties, and the amount of future capital costs used in these calculations. Assumptions, judgments, and estimates are also required in determining AROs and estimating fair values of derivative instruments and commitments and contingencies.

(n)	Commitments and Contingencies

The Company may be subject to various legal proceedings and claims which arise in the ordinary course of business. The Company believes that the final disposition of such matters will not have a material adverse effect on the Company’s financial position or results of operations.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, environmental matters, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. See note 7 – Commitments and Contingencies for additional information.

(3)	Asset Retirement Obligations

The Company has AROs arising from plugging, abandonment, and lease restoration costs as a result of regulatory requirements to perform certain asset retirement activities at the expiration of a well’s productive life. The liability is initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The accretion expense is

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

recorded as a component of DD&A in the Company’s consolidated statements of operations. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life.

The following table presents the activity for the AROs for the nine months ended September 30, 2013 (in thousands):

Asset retirement obligation at December 31, 2012	$2,385
Additional obligation incurred	1,229
Changes in estimates	—
Accretion expense	110

Asset retirement obligation at September 30, 2013	$3,724

(4)	Exploration Expenses

As of December 31, 2011, Lavaca had one exploratory well that was drilled in 2011 with associated costs of $5.0 million that were capitalized pending determination of proved reserves. In September of 2012, the Company concluded that this well did not encounter proved reserves therefore the capitalized costs are included in exploration expenses.

The Company records impairment of unproved leasehold costs when the determination is made to abandon a lease. During the nine month periods ended September 30, 2013 and 2012, the Company recorded impairments of unproved leasehold costs of $1.2 million and $45.4 million, respectively, related to leases abandoned. This impairment is included in exploration expenses on the consolidated statements of operations in the nine months ended September 30, 2013 and 2012, respectively.

(5)	Long-Term Debt

Beal Bank Credit Facility

On January 1, 2011, DeWitt was party to a Senior Secured Credit Facility (the Credit Facility) with CLMG Corp. as administrative agent and Beal Bank Nevada as Lender (collectively, Beal Bank). The Credit Facility permitted DeWitt to borrow up to $125 million through June 2014, contingent upon (among other factors) DeWitt’s compliance with certain financial and proved reserve-based coverage ratios and the receipt of credit committee approval from Beal Bank.

Under the terms of the Credit Facility, DeWitt was obligated to convey to Beal Bank a 10.0% net profits interest, proportionately reduced to DeWitt’s interest, in certain wells located in the Black Hawk Field spud on or after June 29, 2010. DeWitt delivered to Beal Bank a net profits interest in 26 wells and has no obligation to provide Beal Bank with a net profits interest in any additional properties. The net profits interests in the 26 subject wells expire on July 1, 2014.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

Revolving Credit Facility

On November 8, 2011, DeWitt retired the existing credit facility with Beal Bank and together with the Company, Lavaca, and Fayette, entered into a new credit agreement (the Revolving Credit Facility) with a group of financial institutions to finance the development of oil and gas properties and provide working capital for the Borrowers. On February 17, 2012, the Borrowers amended the Revolving Credit Facility to designate Field Services as an additional Borrower.

The borrowing base of the Revolving Credit Facility was $700.0 million as of December 31, 2012. On April 26, 2013 the borrowing base was increased by $100.0 million resulting in an $800.0 million borrowing base as of September 30, 2013. In connection with the borrowing base redeterminations, DeWitt incurred financing fees of $0.5 million and $2.0 million in the nine months ended September 30, 2013 and 2012, respectively. DeWitt is the lead borrower under the Revolving Credit Facility and paid the financing fees directly on behalf of all Borrowers. These fees were included as increases to the deferred financing fee balance. As of September 30, 2013, $529.3 million, $68.0 million, and $65.0 million were outstanding under the Revolving Credit Facility with DeWitt, Lavaca, and Field Services, respectively. As of December 31, 2012, $464.3 million, $53.0 million, and $25.0 million were outstanding under the Revolving Credit Facility with DeWitt, Lavaca, and Field Services, respectively. No letters of credit or swing line loans were outstanding at September 30, 2013 or December 31, 2012. The borrowing base is subject to semi-annual redeterminations or interim redeterminations as determined by the lenders or the Borrowers.

The obligations under the Revolving Credit Facility are secured by perfected real property mortgages on oil and gas reserves of the Borrowers included in the most recent reserve report and equity interests in the Borrowers. The obligations of the Borrowers are guaranteed by the Company. The maturity date for borrowings under the Revolving Credit Facility is November 8, 2016.

Pursuant to the credit agreement, interest on the Revolving Credit Facility borrowings is calculated using either the base rate plus applicable margin or the Eurodollar rate plus applicable margin. The base rate is defined as the higher of (a) the prime rate established by the administrative agent, (b) the federal funds rate in effect plus 0.50%, and (c) the daily one-month Eurodollar plus 1.00%. The applicable margin ranges from 0.75% to 1.75% for base rate loans and from 1.75% to 2.75% for Eurodollar loans, depending on the borrowing base utilization percentage. In addition to interest, the lenders receive a commitment fee on the unutilized available commitments equal to 0.38% or 0.50% per annum depending on the borrowing base utilization percentage. Interest and commitment fees are payable on a quarterly basis. The average interest rate on loan amounts outstanding at September 30, 2013 and December 31, 2012 was 2.66% and 2.59%, respectively.

The credit agreement contains various covenants that, among other things, require the Company to maintain a consolidated total debt to consolidated earnings before interest, taxes, depreciation, amortization, and exploration expenses (EBITDAX) ratio of less than 4.0 to 1.0 for the most recently completed four fiscal quarter period beginning with the fiscal quarter ending March 31, 2012 and to maintain a minimum current ratio of at least 1.0 to 1.0.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

(6)	Income Taxes

Income tax expense for the nine months ended September 30, 2013 and 2012 consisted of the following (in thousands):

	2013	2012
Federal:
Current	$—	—
Deferred	—	—

	—	—

State:
Current	—	980
Deferred	5,966	1,714

	5,966	2,694

Total income tax expense	$5,966	2,694

The reconciliation of income tax expense computed at the United States federal statutory income tax rates for the nine months ended September 30, 2013 and 2012 is as follows (in thousands):

	2013
	Amount	Percentage
Book income for the period ended September 30, 2013	$445,390	N/A
Income tax expense at United States statutory rates	155,887	35.00%
Less income tax expense for entity not subject to federal income tax	(155,887)	(35.00)
Add state income tax expense for Texas Margin Tax	5,966	1.34

Total income tax expense	$5,966	1.34%

	2012
	Amount	Percentage
Book income for the period ended September 30, 2012	$243,373	N/A
Income tax expense at United States statutory rates	85,181	35.00%
Less income tax expense for entity not subject to federal income tax	(85,181)	(35.00)
Add state income tax expense for Texas Margin Tax	2,694	1.11

Total income tax expense	$2,694	1.11%

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

Current income tax expense (benefit) is settled with the Company’s sole regarded member through an intercompany income tax receivable/payable.

The Company’s $13.2 million and $7.2 million net deferred income tax liability at September 30, 2013 and December 31, 2012, respectively, consists primarily of the tax effect on temporary differences related to the Company’s oil and gas properties.

(7)	Commitments and Contingencies

DeWitt entered into a term purchase contract in March of 2013 with a contract period of May 1, 2013 through April 30, 2014. Over the year term of the contract, DeWitt is obligated to deliver 456,000 barrels of natural gas liquids at market terms.

Field Services has a ground lease located at the Port of Victoria under an operating lease effective August 4, 2011 with a term of ten years.

Future minimum lease payments for each of the five years subsequent to September 30, 2013 are as follows (in thousands):

2013	$40
2014	159
2015	159
2016	167
2017	183
Thereafter	701

Total	$1,409

Field Services had capital commitments of $44.3 million for construction of the Victoria Express Pipeline as of September 30, 2013.

(8)	Transactions with Affiliates and Related Parties

Affiliates and related parties include a party that controls, is controlled by, or is under common control with the Company, members and management of the Company and members of their immediate families.

The Parent serves as the operator of certain of DeWitt’s and Lavaca’s properties covered under joint operating agreements specific to each production unit. The Parent markets DeWitt’s and Lavaca’s operated production volumes. The Parent receives all revenues from operated crude oil and natural gas sales and disperses such funds to DeWitt, Lavaca, and other working and royalty interest owners based on their revenue interests in the subject properties. During the nine months ended September 30, 2013 and 2012, Field Services purchased 3.0 million and 8.8 million barrels of gross production attributable to the Black Hawk Field from the Parent for an amount of $293.5 million and $848.2 million, respectively.

On January 1, 2013, Field Services entered into a Crude Oil Terminal and Storage agreement and Crude Oil Transportation and Deficiency agreement with DeWitt for a period of ten years and for volumes of up to 46,000 barrels per day at fixed fees. The commencement date of said agreements is yet to be determined and is contingent upon the completion of Field Services’ planned crude oil pipeline from the Black Hawk Field to the Port of Victoria.

GEOSOUTHERN INTERMEDIATE HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

During the nine months ended September 30, 2013 and 2012, the Company paid to the Parent an aggregate of approximately $12.0 million and $16.5 million, respectively, in Management Fees. The Management Fees are allocated to DeWitt, Lavaca, Fayette, and Field Services based on total revenues. Management considers total revenues an appropriate allocation base for the Management Fees.

During the nine months ended September 30, 2013 and 2012, Eagle Ford paid to the members an aggregate of $12.4 million and $12.5 million, respectively, in Monitoring Fees. The Monitoring Fees are allocated to the subsidiaries based on EBITDAX. Management considers EBITDAX an appropriate allocation base for the Monitoring Fees.

(9)	Subsequent Events

On October 3, 2013 the borrowing base was increased by $300.0 million resulting in a $1,100.0 million borrowing base. DeWitt incurred financing fees of $1.2 million in connection with this subsequent borrowing base redetermination.

On November 20, 2013, the Parent and the Company announced they had entered into a Purchase and Sale Agreement with Devon Energy Production Company, L.P. (Devon) under which Devon would acquire all of the member interests of DeWitt, Lavaca and Field Services outstanding as of November 20, 2013. The transaction has a purchase price of $6.0 billion and an effective date of September 1, 2013. The transaction is subject to customary purchase price adjustments, terms and conditions, regulatory approvals, and is expected to close in the first quarter of 2014.